Exhibit 99.26(h) i. b. 4.

SECOND AMENDMENT TO

SERVICE AGREEMENT

This Second Amendment (“Amendment”) dated as of December 13, 2017, is by and among Fidelity Investments Institutional Operations Company (“FIIOC”) and Massachusetts Mutual Life Insurance Company (the “Company”). This Amendment amends the Service Agreement dated October 1, 1999, as amended on May 22, 2017 (the “Agreement”).

WHEREAS, FIIOC and the Company desire to amend the Agreement.

NOW, THEREFORE, FIIOC and the Company agree to amend the Agreement as follows:

1.	The terms “VIP Funds” and “Funds” encompass the following Fidelity entities:

•	Variable Insurance Products Fund;
•	Variable Insurance Products Fund II;
•	Variable Insurance Products Fund III;
•	Variable Insurance Products Fund IV; and
•	Variable Insurance Products Fund V.

2.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

/s/ Tina M. Wilson
By:	Tina M. Wilson
Title:	Senior Vice President

FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY

/s/ Cliff Poirier
By:	Cliff Poirier
Title:	Senior Vice President

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